 Exhibit 99.1

ICU Medical, Inc. Reports Record Fiscal Year 2011 Results
Revenue increased 6.2% to $302.2 million
Net income was $36.7 million, or $2.59 per diluted share, excluding gain on sales of assets
Operating cash flow totaled $64.5 million

SAN CLEMENTE, Calif.-January 30, 2012-ICU Medical, Inc., (Nasdaq: ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy, oncology and critical care applications, announced results for the fourth quarter and fiscal year ended December 31, 2011.
Fourth quarter of 2011 revenue increased to $76.5 million, compared to $75.6 million in the same period last year. Net income for the fourth quarter of 2011 was $17.8 million, or $1.26 per diluted share, as compared to net income of $10.0 million, or $0.72 per diluted share, for the fourth quarter of 2010. The fourth quarter of 2011 net income included a $12.6 million pre-tax gain, which included $1.6 million of selling, general and administrative (“SG&A”) expenses related to the sale of the Orbit product line, the Company's diabetes infusion set business. Excluding the gain, related SG&A expenses and the related income tax expense, net income for the fourth quarter of 2011 was $9.8 million, or $0.70 per diluted share.
For the fiscal year ended December 31, 2011, revenue increased 6.2% to $302.2 million, compared to $284.6 million in the same period last year. Net income for the fiscal year ended December 31, 2011 was $44.7 million, or $3.15 per diluted share, compared to net income of $30.9 million, or $2.23 per diluted share, for the same period last year. Excluding the gain on sale of assets, related SG&A expenses and the related income tax expense, net income for the fiscal year ended December 31, 2011, was $36.7 million, or $2.59 per diluted share.

Scott Lamb, ICU Medical's Chief Financial Officer, said, “During the fourth quarter, we continued to expand the ICU Medical brand in all of our target markets. We also strengthened relationships with our partners and increased investments in research and development initiatives. 2011 represents another year of record sales and profitability, validating robust demand for our products worldwide.”

Mr. Lamb added, “In 2011, our top line performance was driven by double-digit increases in sales of CLAVEs as well as oncology and TEGO products. Our international sales were up 14%, while domestic sales grew 4% year over year. Annual gross margins expanded 122 basis points to 47.1%.”
“Entering the new fiscal year, we believe that our diverse product offering, commitment to innovation and solid balance sheet position us well for growth in 2012 and beyond. We look forward to capitalizing on new market opportunities through our manufacturing plant strategically built in Slovakia and delivering high quality products to our customers worldwide,” concluded Mr. Lamb.
Revenues by market segment for the fiscal years ended December 31, 2011 and 2010 were as follows:

(dollars in millions)
Market Segment	2011	2010	Change
Infusion Therapy	$198.9	$188.8	$10.1
Critical Care	$61.4	$64.5	$(3.1)
Oncology	$24.4	$18.3	$6.1
Other	$17.5	$13.0	$4.5
	$302.2	$284.6	$17.6

The Company ended the fourth quarter with a healthy balance sheet. As of December 31, 2011, cash, cash equivalents and investment securities totaled $160.0 million and working capital was $233.7 million. Additionally, the Company generated operating cash flow of $64.5 million for the fiscal year of 2011.
Fiscal Year 2012 Guidance
For the full fiscal year of 2012, management expects to generate revenue in the range of $318 million to $330 million, diluted earnings in the range of $2.45 to $2.70 per share, and operating cash flow in the range of $40 million to $50 million.
Conference Call
The Company will be conducting a conference call concerning its fourth quarter and fiscal year results today at 4:30 p.m. EST (1:30 p.m. PST). The call can be accessed at The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 42498026 or by replay at 855-859-2056, international 404-537-3406, conference ID 42498026. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.
Use of Non-GAAP Financial Measures

To supplement our fourth quarter and fiscal year results presented in accordance with Generally Accepted Accounting Principles (GAAP), we have provided additional measures of related SG&A expenses, gain on sale of assets, income from operations, provision for income taxes, net income and diluted net income per share to exclude certain gains and expenses, in connection with the related SG&A expenses, gain and related income tax expense resulting from our sale of assets related to our diabetes infusion set business. We discuss these non-GAAP measures because we believe these metrics provide additional insight into underlying operating results and prospects for the future, allowing investors to assess certain business trends in the same way that these trends are utilized by management in its financial and operational decision making. Non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.

A reconciliation of non-GAAP measures to GAAP measures for the fiscal year and fourth quarter ended December 31, 2011, is as follows:

Reconciliation of non-GAAP to GAAP SG&A expenses	Q4 2011	2011
Non-GAAP SG&A expenses	$20.7	$83.7
Expense excluded from non-GAAP SG&A expenses	$1.6	$1.6
SG&A expenses	$22.3	$85.3

Reconciliation of non-GAAP to GAAP gain on sales of assets	Q4 2011	2011
Non-GAAP gain on sale of assets	—	—
Gain excluded from non-GAAP gain on sale of assets	$(14.2)	$(14.2)
Gain on sale of assets	$(14.2)	$(14.2)

Reconciliation of non-GAAP to GAAP income from operations	Q4 2011	2011
Non-GAAP income from operations	$13.1	$52.6
Gain excluded from non-GAAP income from operations	$(12.6)	$12.6
Income from operations	$25.7	$65.2

Reconciliation of non-GAAP to GAAP provision for income taxes	Q4 2011	2011
Non-GAAP provision for income taxes	$(3.5)	$(17.1)
Taxes associated with gain excluded from non-GAAP provision for income taxes	$(4.6)	$(4.6)
Provision for income taxes	$(8.1)	$(21.7)

Reconciliation of non-GAAP to GAAP net income	Q4 2011	2011
Non-GAAP net income	$9.8	$36.7
Gain, net of taxes, excluded from non-GAAP net income	$8.0	$8.0
Net income	$17.8	$44.7

Reconciliation of non-GAAP to GAAP diluted net income per share	Q4 2011	2011
Non-GAAP income from operations	$0.70	$2.59
Gain excluded from non-GAAP income from operations	$0.56	$0.56
Income from operations	$1.26	$3.15

About ICU Medical, Inc.
ICU Medical, Inc. (Nasdaq: ICUI) develops, manufactures and sells innovative medical devices used in infusion therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections and protecting healthcare workers from exposure to infectious diseases or hazardous drugs. The Company's complete product line includes custom I.V. systems, closed delivery systems for hazardous drugs, needlefree I.V. connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. For more information, visit the Company's website at www.icumed.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding the Company's belief that it is well positioned for growth in 2012 and beyond, statements regarding the Company's plans to capitalize on new market opportunities through its manufacturing plant in Slovakia and to deliver high quality products worldwide, and the statements under the heading ''Fiscal Year 2012 Guidance.'' These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2010 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:

ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, LLC.
John F. Mills, Senior Managing Director
(310) 954-1105

ICU MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)

	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$99,590	$78,850
Investment securities	60,395	14,507
Cash, cash equivalents and investment securities	159,985	93,357
Accounts receivable, net of allowance for doubtful accounts of $1,293 at December 31, 2011 and $742 at December 31, 2010	47,736	55,106
Inventories	40,423	44,056
Prepaid income taxes	4,006	687
Prepaid expenses and other current assets	6,759	9,574
Deferred income taxes	4,081	5,053
Total current assets	262,990	207,833

PROPERTY AND EQUIPMENT, net	83,048	83,545
GOODWILL	1,478	1,478
INTANGIBLE ASSETS, net	11,419	14,806
DEFERRED INCOME TAXES	4,759	4,564
	$363,694	$312,226
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,251	$10,879
Accrued liabilities	16,059	14,629
Deferred revenue	—	254
Total current liabilities	29,310	25,762
COMMITMENTS AND CONTINGENCIES	—	—
DEFERRED INCOME TAXES	7,144	8,023
INCOME TAX LIABILITY	4,081	4,155
STOCKHOLDERS' EQUITY:
Convertible preferred stock, $1.00 par value Authorized-500 shares; Issued and outstanding- none	—	—
Common stock, $0.10 par value - Authorized-80,000 shares; Issued 14,855 shares at December 31, 2011 and December 31, 2010, outstanding 13,871 shares at December 31, 2011 and 13,659 shares at December 31, 2010	1,486	1,486
Additional paid-in capital	56,796	56,502
Treasury stock, at cost - 984 shares at December 31, 2011 and 1,196 shares at December 31, 2010	(35,348)	(41,428)
Retained earnings	303,459	258,790
Accumulated other comprehensive loss	(3,234)	(1,064)
Total stockholders' equity	323,159	274,286
	$363,694	$312,226

ICU MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Years ended December 31,
	2011	2010	2009
REVENUES:
Net sales	$301,642	$283,980	$230,973
Other	553	602	540
TOTAL REVENUE	302,195	284,582	231,513
COST OF GOODS SOLD	159,841	153,989	122,695
Gross profit	142,354	130,593	108,818
OPERATING EXPENSES:
Selling, general and administrative	85,287	76,636	68,205
Research and development	8,588	4,678	2,645
Legal settlement	(2,500)	—	—
Gain on sale of assets	(14,242)	—	—
Total operating expenses	77,133	81,314	70,850
Income from operations	65,221	49,279	37,968
OTHER INCOME	1,201	129	1,181
Income before income taxes	66,422	49,408	39,149
PROVISION FOR INCOME TAXES	(21,753)	(18,479)	(12,592)
NET INCOME	$44,669	$30,929	$26,557
NET INCOME PER SHARE
Basic	$3.23	$2.27	$1.80
Diluted	$3.15	$2.23	$1.77
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	13,835	13,611	14,720
Diluted	14,161	13,855	14,984

ICU MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three months ended December 31,
	2011	2010
REVENUES:
Net sales	$76,326	$75,469
Other	144	151
TOTAL REVENUE	76,470	75,620
COST OF GOODS SOLD	40,517	38,113
Gross profit	35,953	37,507
OPERATING EXPENSES:
Selling, general and administrative	22,283	19,268
Research and development	2,168	1,741
Gain on sale of assets	(14,242)	—
Total operating expenses	10,209	21,009
Income from operations	25,744	16,498
OTHER INCOME	235	89
Income before income taxes	25,979	16,587
PROVISION FOR INCOME TAXES	(8,137)	(6,601)
NET INCOME	$17,842	$9,986
NET INCOME PER SHARE
Basic	$1.29	$0.73
Diluted	$1.26	$0.72
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	13,861	13,627
Diluted	14,114	13,878

ICU MEDICAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Years ended December 31,
	2011	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$44,669	$30,929	$26,557
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,294	17,345	15,671
Provision for doubtful accounts	648	443	1
Stock compensation	4,016	3,471	2,708
Loss (gain) on disposal of property and equipment	(42)	338	—
Gain on sale of assets	(14,242)	—	—
Bond premium amortization	1,294	1,092	2,530
Cash provided (used) by changes in operating assets and liabilities
Accounts receivable	6,232	(8,001)	(9,043))
Inventories	3,170	(3,670)	2,012
Prepaid expenses and other assets	(920)	(2,518)	(3,150))
Accounts payable	2,673	(8,222)	10,380
Accrued liabilities	1,684	1,946	(2,046))
Deferred revenue	(254)	(2,135)	2,389
Prepaid and deferred income taxes	(2,735)	2,077	3,130
Net cash provided by operating activities	64,487	33,095	51,139
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(15,824)	(23,171)	(16,690))
Proceeds from sale of asset	16,201	893	—
Proceeds from insurance	2,781	622	—
Assets purchased	—	—	(29,447))
Business acquisition, net of assets acquired	—	—	(5,662))
Change in restricted cash	—	—	6,014
Purchases of investment securities	(90,502)	(23,382)	(99,185))
Proceeds from sale of investment securities	41,610	64,670	107,211
Net cash provided (used) by investing activities	(45,734)	19,632	(37,759))
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	7,974	2,517	1,375
Proceeds from employee stock purchase plan	1,828	1,576	1,271
Tax benefits from exercise of stock options	4,288	1,680	101
Purchase of treasury stock	(11,956)	(28,648)	(20,441))
Net cash provided (used) by financing activities	2,134	(22,875)	(17,694))
Effect of exchange rate changes on cash	(147)	(2,250)	(134))
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	20,740	27,602	(4,448))
CASH AND CASH EQUIVALENTS, beginning of period	78,850	51,248	55,696
CASH AND CASH EQUIVALENTS, end of period	$99,590	$78,850	$51,248